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FOR IMMEDIATE RELEASE:
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May 28, 1999



         Morgantown, WV -- In order to address certain of the contingencies related to liquidity that were identified in its report on Form 10-Q for the quarter ended March 31, 1999, Anker Coal Group, Inc. has decided to explore alternatives to obtain additional sources of liquidity. Such additional liquidity facilities or transactions may compliment or replace the proposed restructuring of its Senior Notes described in the Company's April 15, 1999 press release and in filings with the SEC. Consummation of the proposed Senior Notes restructuring transaction will not occur, if at all, except in conjunction with the establishment of additional sources of liquidity which are satisfactory to the Company. The sources and terms of additional liquidity have not been identified or established. The Company cannot give any assurance that it will be able to secure additional liquidity or complete any restructuring or what the time frame for these transactions will be.

         Anker Coal Group, Inc. and its subsidiaries produce and sell coal used principally for electric generation and steel production in the eastern United States.